FOR IMMEDIATE RELEASE CONTACT:
Tuesday, August 31, 2010  Kathleen Till Stange, Investor Relations Vice President
              (515) 226-6780, Kathleen.TillStange@FBLFinancial.com

FBL Financial Group to Present at
Keefe, Bruyette & Woods Insurance Conference

West Des Moines, Iowa, August 31, 2010 - FBL Financial Group, Inc. (NYSE: FFG) today announced that James E. Hohmann, Chief Executive Officer, and James P. Brannen, Chief Financial Officer, will be presenting at the Keefe, Bruyette & Woods Insurance Conference in New York, NY on Wednesday, September 8, 2010. They are scheduled to speak at 2:55 p.m. Eastern Time and will be discussing FBL Financial Group's financial results and business strategies. Investors may access the webcast and presentation slides on FBL's website at www.fblfinancial.com.

Certain statements in this release concerning FBL Financial Group's prospects for the future are forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act. These statements generally can be identified by their context, including terms such as “believes,” “anticipates,” “expects,” or similar words. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statement. These risks and uncertainties are detailed in FBL Financial Group's reports filed with the Securities and Exchange Commission and include, but are not limited to, difficult conditions in financial markets and the economy, lack of liquidity and access to capital, investment valuations, interest rate changes, competitive factors, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable; however, no assurance can be given that the assumptions will prove to be correct.

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL Financial Group underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.